Exhibit 10.1

THIRD AMENDMENT OF FINANCING AGREEMENT

THIS THIRD AMENDMENT OF THE FINANCING AGREEMENT, dated as of December 22, 2005 (this "Amendment"), is by and among each of the lenders that from time to time is a party hereto (such lenders, each individually a "Lender" and collectively, the "Lenders"), Fortress Credit Corp., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, for the benefit of the Agents and the Lenders in such capacity, the "Administrative Agent"), Fortress Credit Corp., as collateral agent (in such capacity, together with its successors and assigns, if any, in such capacity, the "Collateral Agent", and together with the Administrative Agent, each an "Agent" and collectively the "Agents") and Modtech Holdings, Inc., a Delaware corporation (the "Parent" or "Borrower").

RECITALS:

WHEREAS, the parties hereto are parties to that certain Financing Agreement dated as of February 25, 2005 as amended by the First Amendment and Waiver, dated as of August 5, 2005 and as amended by the Second Amendment, dated as of September 19, 2005 (as so amended, the "Financing Agreement");

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Financing Agreement and the Lenders, subject to the terms and conditions set forth herein, are willing to grant such requests;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Financing Agreement.

SECTION 2.  Amendments to the Financing Agreement. The Financing Agreement is, as of the Third Amendment Effective Date (as defined below), hereby amended as follows:

1.  Section 1.01 of the Financing Agreement (Definitions) is hereby amended by adding the following new definitions thereto in their appropriate alphabetical order:

"Consolidated EBITDA" means, with respect to any Person and its Subsidiaries for any period, the Consolidated Net Income of such Persons for such period, plus (i) without duplication, the sum of the following amounts of such Persons for such period to the extent deducted in determining Consolidated Net Income of such Persons for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense and (D) amortization expense; provided, that for purposes of Sections 7.03(b) and (d) Consolidated EBITDA shall be deemed to be Consolidated EBITDA for the 12 month period most recently ended; provided further that for purposes of Section 7.03(a), Consolidated EBITDA for the monthly periods ending January 2006 through December 2006 shall be deemed to be EBITDA calculated on a cumulative year-to-date basis and for all periods thereafter, Consolidated EBITDA shall be deemed to be Consolidated EBITDA for the 12 month period most recently ended.

"Third Amendment Effective Date" shall mean the date on which all of the  conditions precedent set forth in Section 3 thereof are satisfied.

2.  Section 2.03(e) is amended by deleting it in its entirety and replacing it with the following: The outstanding principal of the Term Loan shall be repayable (x) in a $1,000,000 payment on January 1, 2006, (y) in consecutive monthly installments, on the first Business Day of each month of the calendar year commencing on February 1, 2006 and continuing thereafter until the Final Maturity Date, each in an amount equal to $333,333 and (z) in one final installment on the Final Maturity Date and shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loans.

2.  Section 7.03(a) (Minimum EBITDA) amended by deleting it in its entirety and replacing it with the following: Permit Consolidated EBITDA of the Parent for the month ending on the last day of the month set forth below to be less than the amount set forth opposite such date:

Fiscal Month Ending:	Minimum Consolidated EBITDA:
January 2006	$1,875,000
February 2006	$3,725,000
March 2006	$6,100,000
April 2006	$8,275,000
May 2006	$10,450,000
June 2006	$13,400,000
July 2006	$15,650,000
August 2006	$17,875,000
September 2006	$21,000,000
October 2006	$23,300,000
November 2006	$25,650,000
December 2006	$28,720,000
January 2007	$28,900,000
February 2007	$29,000,000
March 2007	$29,200,000
April 2007	$29,125,000
May 2007	$29,000,000
June 2007	$28,825,000
July 2007	$28,475,000
August 2007	$28,100,000
September 2007	$27,500,000
October 2007	$26,875,000
November 2007	$26,175,000
December 2007	$25,250,000
January 2008	$24,900,000
February 2008	$25,250,000

SECTION 3.  Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the date (the "Third Amendment Effective Date") when each of the following conditions have been satisfied:

1.  Execution of Amendment. Borrower and each Lender shall have executed and delivered this Amendment (whether the same or different counterparts).

2.  Amendment Fee. On or prior to the Third Amendment Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a non-refundable fee (the "Amendment Fee") equal to $500,000, which shall be deemed fully earned on the Third Amendment Effective Date.

3.  Representations and Warranties. Borrower shall have delivered an officer's certificate of an Authorized Officer certifying that the matters set forth Section 4 are true, correct and complete.

SECTION 4.  Representations and Warranties of Borrower. Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as follows:

1.  The representations and warranties contained in Section 6.01 of the Financing Agreement are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof.

2.  Before and after giving effect to this Amendment, no Event of Default or Default is continuing.

3.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

4.  The execution, delivery and performance of this Amendment and the fulfillment of and compliance with the respective terms hereof by the Borrower does not and will not (a) conflict with or result in a breach of any term, condition or provision of or (b) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or any other Person pursuant to the Certificate of Incorporation or bylaws or memorandum and articles of association of Borrower, or any Law, statute, rule or regulation to which Borrower is subject, or any agreement to which Borrower is subject (other than those which have been obtained on or prior to the date hereof).

5.  Borrower has obtained all necessary corporate, governmental, regulatory and other third party consents and approvals required in connection with its execution, delivery and performance of this Amendment and any other documents to be executed by Borrower pursuant hereto.

SECTION 5.  References to and Effect on the Financing Agreement.

1.  On and after the Third Amendment Effective Date each reference in the Financing Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Financing Agreement in the other documents (the "Ancillary Documents") delivered in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement as amended hereby.

2.  Except as specifically amended above, the Financing Agreement and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of Loans under the Financing Agreement or the Ancillary Documents.

4.  This Amendment shall be binding on the Borrower and the Lenders and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

SECTION 6.  Expenses. Borrower agrees to reimburse the Lenders upon demand for all expenses, reasonable fees of attorneys, and reasonable legal expenses, reasonably incurred by the Lenders in the review, preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, which obligations of the Borrower shall survive any termination of the Financing Agreement.

SECTION 7.  Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower and the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Release. Borrower does hereby release and forever discharge each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Financing Agreement or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or its representatives and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Financing Agreement s into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower.

SECTION 9.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.  Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

MODTECH HOLDINGS, INC.

By: /s/ Dennis L. Shogren
Its: CFO

FORTRESS CREDIT CORP.

By: /s/ Constantine Dakolias
Its: Chief Credit Officer

ABLECO FINANCE LLC, ON BEHALF OF ITSELF AND ITS AFFILIATE ASSIGNEES

By: [Illegible]
Its: Vice President